Exhibit 99.1




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

Telesis Technology Corporation
Pro-forma Statement of Income (Unaudited)
For the nine months ended September 30, 2005

                                                     Discontinued
                                 Operations            Pro-forma
                             Telesis Technology    Telesis Test Lab     Totals after
                                Corporation            Division           Disposition
                               -------------          ----------        -------------
Revenues                       $   2,426,758          $  (51,059)       $   2,375,699

Cost of sales                      1,854,738              (9,195)           1,845,543
                               -------------          ----------        -------------

Gross margin                         572,020             (41,864)             530,156

Other operating income                41,751              55,244               96,995
                               -------------          ----------        -------------

Total income from operations         613,771              13,380              627,151

Salaries, wages and benefits         238,928                                  238,928
Professional fees                      9,254                                    9,254
Outside services                      39,229                                   39,229
Utilities and telephone               13,522                                   13,522
Depreciation                          18,475                                   18,475
Auto expense                           5,072                                    5,072
Insurance                              3,659                                    3,659
Dues and assessments                   2,894                                    2,894
Office supplies                        4,305                                    4,305
Operating supplies                     4,798                                    4,798
Other operating expenses              10,511                                   10,511
                               -------------                            -------------

Total operating expenses             350,647                  --              350,647
                               -------------          ----------        -------------

Income from operations               263,124              13,380              276,504

Other income (expense)                  (717)                 --                 (717)
                               -------------          ----------        -------------

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

Telesis Technology Corporation
Pro-forma Statement of Income (Unaudited)
For the nine months ended September 30, 2005

                                                      Discontinued
                                    Operations          Pro-forma
                                Telesis Technology   Telesis Test Lab     Totals after
                                   Corporation          Division          Disposition
                                   ------------       ------------        ------------

Income before income taxes              262,407             13,380              275,787

Income taxes                             98,990             (4,683)             103,673
                                   ------------       ------------         ------------

Net income                         $    163,417       $      8,697         $    172,114
                                   ============       ============         ============

Weighted average number of shares    19,367,500         19,367,500           19,367,500
                                   ============       ============         ============

Net income per share               $       0.01       $      (0.00)        $       0.01
                                   ============       ============         ============


The pro-forma statement of income gives effect to sale of the Test Lab division of Telesis Technology Corporation as if the sale occurred on September 30, 2005. The results of the Test Lab division have been removed from the pro forma statement of income. The resulting gain from the sale of the test lab has been included in the computation of net income upon the disposition.

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

Telesis Technology Corporation
Pro-forma Balance Sheet (Unaudited)
As of September 30, 2005

                                                            Discontinued
                                       Operations            Pro-forma
                                   Telesis Technology     Telesis Test Lab     Totals after
                                      Corporation             Division          Disposition
                                      ------------           ----------        ------------
Assets
Current assets:
Cash and cash equivalents                  311,258               18,242             329,500
Accounts receivable                        519,220                                  519,220
Inventories                              1,086,134                                1,086,134
Prepaid expenses                             2,553                                    2,553
                                      ------------                             ------------

Total current assets                     1,919,165               18,242           1,937,407

Property and equipment, net                530,597              (39,545)            491,052

Other assets:
Notes receivable                                                 30,000              30,000
Deposits                                       150                                      150
                                      ------------                             ------------

Total other assets                             150               30,000              30,150
                                      ------------           ----------        ------------

Total assets                          $  2,449,912           $    8,697        $  2,458,609
                                      ============           ==========        ============

Liabilities and stockholders' equity

Current liabilities
Notes payable                               32,029                                   32,029
Accounts payable                           493,975                                  493,975
Accrued income taxes                        42,000                                   42,000
Current maturities                          34,648                                   34,648
                                      ------------                             ------------

Total current liabilities                  602,652                    0             602,652

Long-term debt                             208,957                                  208,957

Deferred income taxes                       91,442                                   91,442
                                      ------------                             ------------

Total liabilities                          903,051                    0             903,051

Stockholders' equity                     1,546,861                8,697           1,555,558
                                      ------------           ----------        ------------

Total liabilities and stockholders'
  equity                              $  2,449,912           $    8,697        $  2,458,609
                                      ============           ==========        ============




The proforma balance sheet gives effect to the sale of the Test Lab division of Telesis Technology Corporation as if the sale occurred on September 30, 2005. The results of the Test Lab division have been removed from the pro forma statement of income. The resulting gain from the sale of the test lab has been included in the computation of net income upon the disposition.



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